Exhibit 21.0

SUBSIDIARIES OF REGISTRANT

Magic Media Networks, Inc. acknowledges that the following corporations are subsidiaries of the Registrant:

            Bar TV, Inc. (Florida)

            Destination Television, Inc. (Florida)